Exhibit 10.3

HARMAN INTERNATIONAL INDUSTRIES, INCORPORATED

Amendment No. 1 to the Amended and Restated 2002 Stock Option and Incentive Plan

This Amendment No. 1 to the Harman International Industries, Incorporated Amended and Restated 2002 Stock Option and Incentive Plan (the “Plan”) is effective as of December 8, 2010.

1. Section 3(a) of the Plan shall be amended and restated in its entirety to read as follows:

“(a) Subject to adjustment as provided in Section 10 of this Plan, the number of shares of Common Stock that may be issued or transferred (i) upon the exercise of Option Rights or Appreciation Rights, (ii) as Restricted Shares and released from substantial risks of forfeiture thereof, (iii) as Restricted Share Units, (iv) in payment of Performance Units that have been earned, (v) as awards to Non-Officer Directors or (vi) in payment of dividend equivalents paid with respect to awards made under this Plan, shall not exceed in the aggregate 7,860,000 shares of Common Stock. Such shares of Common Stock may be shares of original issuance or treasury shares or a combination of the foregoing.”

2. Section 3(c) of the Plan shall be amended and restated in its entirety to read as follows:

“(c) Notwithstanding anything in this Section 3, or elsewhere in this Plan, to the contrary and subject to adjustment as provided in Section 10 of this Plan, (i) the aggregate number of shares of Common Stock actually issued or transferred by the Company upon the exercise of Incentive Stock Options shall not exceed 7,100,000 shares of Common Stock; (ii) no Eligible Participant shall be granted Option Rights and Appreciation Rights, in the aggregate, for more than 750,000 shares of Common Stock during any calendar year; (iii) non-option awards denominated in shares of Common Stock (including, without limitation, awards of Restricted Shares and Restricted Share Units) shall not exceed 2,883,333 shares of Common Stock, in the aggregate; and (iv) no Eligible Participant shall be granted during any calendar year non-option awards denominated in shares of Common Stock (including, without limitation, awards of Restricted Shares and Restricted Share Units) representing more than 750,000 shares of Common Stock, in the aggregate.”

IN WITNESS OF THE FOREGOING, the undersigned Secretary of Harman International Industries, Incorporated, a Delaware corporation (the “Corporation”), certifies that the foregoing amendment to the Harman International Industries, Incorporated Amended and Restated 2002 Stock Option and Incentive Plan was duly adopted by the Board of Directors of the Company on September 26, 2003 and approved by the stockholders of the Corporation on December 8, 2010.

/s/ Todd A. Suko
Todd A. Suko,
Executive Vice President, General Counsel and Secretary